UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     August 15, 2013

     MANAGED FUTURES PREMIER WARRINGTON L.P.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-52603 (Commission File Number)	20-3845577 (IRS Employer Identification No.)

c/o Ceres Managed Futures LLC
522 Fifth Avenue - 14th Floor
New York, New York 10036
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                                                                                                 (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

The registrant has entered into a commodity futures customer agreement, effective as of August 15, 2013 (the “Customer Agreement”), with Morgan Stanley & Co. LLC, a Delaware limited liability company (“MS & Co.”), pursuant to which MS & Co. shall (i) hold registrant’s funds deposited with MS & Co. as margin for futures and other contracts traded for the registrant’s account in accordance with the instructions of a commodity trading advisor selected by Ceres Managed Futures LLC, the registrant’s general partner; and (ii) provide clearing services for such trades.

Pursuant to the Customer Agreement, the registrant shall pay MS & Co. upon demand any brokerage charges, give-up fees, commissions and service fees as MS & Co. and registrant may from time to time agree.

The Customer Agreement may be terminated by either party upon notice to the other party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAGED FUTURES PREMIER WARRINGTON L.P.

By: Ceres Managed Futures LLC, General Partner

By /s/ Patrick T. Egan
Patrick T. Egan
Director

Date:  August 21, 2013